Exhibit 23.1

Consent of Independent Auditor
We consent to the incorporation by reference in Registration Statements (No. 333-162783, 333-164870 and 333-186703) on Form S-3 and Registration Statement (No. 333-149914) on Form S-8 of MidWestOne Financial Group, Inc. and subsidiaries of our reports dated March 5, 2015 and March 27, 2014, relating to our audits of the consolidated financial statements of Central Bancshares, Inc. appearing in this Current Report on Form 8-K/A of MidWestOne Financial Group, Inc. dated June 5, 2015.

/s/ McGladrey LLP

Minneapolis, Minnesota
June 5, 2015